Exhibit 1.1

Up to 10,594,733 Shares of Common Stock
Issuable Upon Exercise of Rights
to Subscribe for Such Shares

DEALER MANAGER AGREEMENT

Los Angeles, California
January 29, 2015

B. Riley & Co., LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA  90025

Ladies and Gentlemen:

Signature Group Holdings, Inc., a Delaware corporation (the “Company”), hereby confirms the agreement with and appointment of B. Riley & Co., LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Company to the holders of record (the “Effective Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Effective Date”) of rights entitling such Effective Date Shareholders to subscribe for up to 10,594,733 shares of common stock, par value $0.001 per share (the “Common Shares”), of the Company (the “Offer”). Each share of Common Stock is accompanied by the associated rights (the “Plan Rights”) to purchase shares of the Series A Junior Participating Preferred stock, par value $0.001 per share of the Company (the “Series A Preferred”), which Plan Rights are issuable pursuant to a Rights Agreement, dated October 27, 2007, between the Company (as successor in interest to Signature Group Holdings, Inc., a Nevada corporation (“Signature Nevada”) and Computershare Inc. (as successor in interest to Mellon Investor Services LLC (“Mellon”), as rights agent (the “Plan Rights Agent”), as amended by a First Amendment to the Rights Agreement, dated July 28, 2011, between Signature Nevada and Mellon, and a Rights Agreement Amendment and Assignment, dated as of January 2, 2014, between Signature  Nevada and the Plan Rights Agent.

Pursuant to the terms of the Offer, the Company is issuing each Effective Date Shareholder one non-transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Effective Date Shareholder on the Effective Date. Such Rights entitle holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), 0.562 Common Shares for each Right exercised, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Effective Date Shareholder who fully exercises all Rights initially issued to such Effective Date Shareholder will be entitled to subscribe for, subject to allocation, additional Common Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in the Prospectus. The Rights are not transferable. The Rights will not be transferable separate from the underlying Common Shares, but will trade together as a unit with the underlying Common Shares from and after the Effective Date until the earlier of the exercise of such Rights or the Expiration Date (as defined below). If a holder transfers shares of Common Stock during the Subscription Period of the Rights Offering and prior to the exercise of such Rights, the Rights associated with those shares of Common Stock will trade and transfer together with the shares of Common Stock to which they are attached.  Following the exercise of the Rights, the Rights will terminate and the Common Stock to which the Rights had been attached will be traded separately from such Rights.  The Rights are not separately tradeable. The Offer is being conducted in connection with the Company’s financing of its acquisition (the “GRSA Acquisition”) by its wholly owned subsidiary, Real Alloy Holding, Inc., (formerly SGH Acquisition Holdco, Inc.) “Real Alloy” of all of the equity interests of certain entities, which, together with their subsidiaries (the “GRSA Entities”) comprise the global recycling and specification alloys business (“GRSA”) of Aleris Corporation, and the closing of the Offer is conditioned upon closing of the GRSA Acquisition.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-191020), as amended by post-effective amendment, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), and has filed such amendments to such registration statement on Form S-3, if any, including any amended preliminary prospectuses as may have been required to the date hereof.  If any prospectus contained in the registration statement omits certain information at the time of effectiveness pursuant to Rule 430B of the Rules and Regulations, a final prospectus containing such omitted information will promptly be filed by the Company with the Commission in accordance with Rule 424 of the Rules and Regulations. The term “Registration Statement” means the registration statement, as amended, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430B. The term “Prospectus” means the final prospectus in the form filed with the Commission pursuant to 424 of the Rules and Regulations, as from time to time amended or supplemented pursuant to the Securities Act.

The Prospectus and letters to holders of Common Shares, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, or authorize for use in connection with the Offer, are collectively referred to hereinafter as the “Offering Materials”.

1.	Representations and Warranties.

a.The Company represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

i.

The Company meets the requirements for use of Form S-3 under the Securities Act and the Rules and Regulations and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-

191020). At the time the Registration Statement became effective, the Registration Statement contained all statements required to be stated therein in accordance with and complied in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. All Offering Materials do, and (as further amended or supplemented, if further amended or supplemented) at all pertinent times will, comply in all material respects with all applicable requirements of the Securities Act and the Rules and Regulations. From the time the Registration Statement became effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Prospectus and the other Offering Materials then authorized by the Company for use did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or other Offering Materials.

ii.

The consolidated financial statements of the Company and its consolidated subsidiaries, and combined and consolidated historical financial and other data of GRSA (as a carve-out of certain operations of Aleris, Inc.), together with related notes and schedules as set forth or incorporated by reference in the Registration Statement and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, as applicable, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and GRSA, as applicable.  The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  Neither the Company and its subsidiaries nor, to the Company’s knowledge, GRSA have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

iii.

Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the OTCQX Marketplace thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act, except as disclosed in the Prospectus.  The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) or which will become applicable to the Company.  As of the date of the initial filing of the registration statement referred to in Section 1(a)(i) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

iv.

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
v.

Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, partnership, limited company, sociedad financiera de objeto multiple or limited liability company, in good standing under the laws of its respective jurisdiction of incorporation or formation (where such concept is applicable), with power and authority (corporate, limited partnership, limited liability company and other) to own its properties and conduct its business as described in the Registration Statement or the Prospectus, and has been duly qualified as a foreign corporation, limited partnership, partnership, limited company, sociedad financiera de objeto multiple or limited liability company, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction.

vi.

The Company has an authorized capitalization as set forth the Registration Statement and the Prospectus; the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof in the Prospectus; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Common Shares issuable upon exercise of the Rights have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company upon exercise of the Rights pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Common Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Common Shares is not subject to any preemptive rights.  Except as otherwise set forth in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Common Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of the Common Shares.  No holder of Common Shares will be subject to personal liability solely by reason of being such a holder.  All of the issued shares of capital stock, partnership interest, membership interests or other equity securities, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Registration Statement and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
vii.

The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

viii.

The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale of the Common Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares (except for the solicitation of exercises of the Rights pursuant to this Agreement and the offerings of common stock described in the Prospectus) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act of the Common Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of the Rights pursuant to this Agreement).

ix.

Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

x.	The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated and the application of the proceeds from the sale of the Common Shares as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which, in the case of the matters described in clauses (i) and (iii), would have  a material adverse effect on (x) the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the subsidiaries taken as a whole or (y) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (x) and (y) being referred to as a “Material Adverse Effect”); and (B) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the distribution of the Rights or the issuance and sale of the Common Shares issuable upon exercise of the Rights or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Securities Act of the Common Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) as may be required of the dealer manager terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of the Rights or the issuance and sale of the Common Shares issuable upon exercise of the Rights.

xi.

None of the Company or its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or equivalent organizational document or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, in the case of the matters described in clause (ii) would not have in a Material Adverse Effect.

xii.

The statements set forth in the Registration Statement and the Prospectus under the captions “The Rights Offering” and “Description of Capital Stock”, insofar as they purport to constitute a summary of documents referred to therein, under the caption “Material U.S. Federal Income Tax

Consequences” insofar as such statements summarize legal matters or documents discussed therein, are accurate and fair summaries of such legal matters or documents.
xiii.

Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have, individually or in the aggregate a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

xiv.

There are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus.

xv.

The Company and its subsidiaries are not, and after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof, will not be, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); provided, however, that from and after January 12, 2015, the closing date of the Company’s sale of its indirect wholly owned subsidiary, North American Breaker Co., until the earlier of January 12, 2016 or the closing of the GRSA Acquisition or any other acquisition of an operating entity or change in business activities, the Company may be deemed to be a “transient investment company” within the meaning of Rule 3a-2 promulgated under the Investment Company Act.

xvi.

Squar, Milner, Peterson, Miranda & Williamson LLP, which has certified certain financial statements of the Company and its subsidiaries, and have audited the Company's internal control over financial reporting appearing or being incorporated by reference in the Registration Statement the and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations;

xvii.	Ernst & Young LLP, which has certified certain financial statements appearing in the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations;
xviii.

The Company and its subsidiaries own or possess the right to use all material patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and as described in the Registration Statement and Prospectus or any documents incorporated by reference therein.  Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity.  Neither the Company nor any of its subsidiaries has received any written communication or written notice alleging that by conducting their business as set forth in the Registration Statement or the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity.  To the best of the Company’s knowledge, the Company has no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries which could reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

xix.

None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the best of Company’s knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons.  The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”).  The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

xx.

The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s and its subsidiaries’ respective principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting, the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Company’s and its subsidiaries’ internal control over financial reporting is effective, and the Company and its subsidiaries are not aware of any material weaknesses in its internal control over financial reporting.

xxi.

Since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has been no change in the Company’s and its subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and its subsidiaries’ internal control over financial reporting.

xxii.

The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s and its subsidiaries’ respective principal executive officers and principal financial officers by others within those entities; and such disclosure controls and procedures and the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

xxiii.

Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

xxiv.

Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv)  is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject.  The Company, its subsidiaries and their respective affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

xxv.

Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

xxvi.

Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies (“Licenses”) necessary for the ownership or lease of their respective properties and to the conduct of the business now conducted by them, except where the failure to possess or be in compliance with any such Licenses would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and have not received any notice and are not aware of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

xxvii.

Except as described in the Registration Statement and the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate and customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and each of its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer and is unaware that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

xxviii.

Except as described in the Registration Statement and the Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xxix.

Except as described in the Registration Statement and the Prospectus, the Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance in all material respects with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), which compliance includes, without limitation, obtaining, maintaining and materially complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation arising out of the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.  Except as described in the Registration Statement and the  Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings in which  the Company reasonably believes that no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries reasonably anticipates material capital expenditures relating to Environmental Laws beyond those already budgeted to maintain compliance with such Environmental Laws.

xxx.

Except as described in the Registration Statement and the Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, except where the failure to file such returns would not reasonably be expected to have a Material Adverse Effect and have paid all taxes required to be paid by them to the extent due and payable, except for any such tax that is currently being contested in good faith (provided that appropriate reserves are made) or as would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, or any of its subsidiaries.

xxxi.

Except as described in the Registration Statement and the Prospectus, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to

Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Company, is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or, to the knowledge of the Company, is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

xxxii.

Except as disclosed to the Dealer Manager in writing, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

xxxiii.	The Common Shares issuable upon exercise of the Rights are eligible for quotation on the OTCQX Marketplace.
xxxiv.

There are no relationships, direct or indirect, or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents as required.

xxxv.

Except as described in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

xxxvi.

Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Dealer Manager for a brokerage commission, finder’s fee or like payment in connection with the Offer.

xxxvii.	Each of this agreement (the “Agreement”), the Subscription Agent

Agreement, dated as of January 29, 2015, among the Company, Computershare Trust Company, N.A. and Computershare, Inc. (the“Subscription Agent Agreement”) and the Letter Agreement, dated as of January 29, 2015, between the Company and Georgeson Inc. (the “Information Agent Agreement”(collectively, all the foregoing are the “Company Agreements”) has been duly authorized, executed and delivered by the Company; each of the Company Agreements is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Company, except as enforcement of rights to indemnity and contribution under this Agreement may be limited by Federal or state securities laws or principles of public policy and subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

xxxviii.

Other than the Offering Materials, the Company has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Common Shares, forms used to exercise Rights, any letters from the Company to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this section l(a)(xxxviii).

2.	Agreement to Act as Dealer Manager.
a.

On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer the Company hereby appoints the Dealer Manager to solicit the exercise of Rights.  The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with the Securities Act and the Exchange Act, and customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement and the Prospectus.

b.

To the extent permitted by applicable law, the Company agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Common Shares held by, Effective Date Shareholders as of the Effective Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

c.

The Company and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the Over-Subscription Privilege contemplated by this Agreement. The Company further acknowledges that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Agreement, entered into on an arm's length basis, and in no event do the parties intend that the Dealer Manger act or be responsible as a fiduciary to the Company or its management, stockholders or creditors or any other person in connection with any activity that the Dealer Manager may undertake or have undertaken in furtherance of the Offer, either before or after the date hereof. The Dealer Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Dealer Manage agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager to the Company regarding such transactions, including but not limited to any opinions or views with respect to the subscription price or market for the Common Shares, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Dealer Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

d.

In rendering the services contemplated by this Agreement, the Dealer Manager agrees not to use any written solicitation material other than the Offering Materials (as supplemented or amended, if applicable).

e.

In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Company or any of its affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or any such soliciting broker or dealer.

3.

Dealer Manager Fees. In full payment for the services rendered and to be rendered hereunder by the Dealer Manager or by any soliciting broker or dealer, the Company agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 4% of the aggregate Subscription Price received by the Company for the Common Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege; provided that in no event will the fee payable to the Dealer Manager be less than $3,000,000 or such lesser amount as is permitted by the rules of FINRA.  Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made by the Company promptly following the closing of the Offer but in any event within two business days thereafter.

4.	Other Agreements.
a.	The Company covenants with the Dealer Manager as follows:
i.	The Company will use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act pursuant to the requirements of the Securities Act.
ii.

The Company will notify, and confirm the notice in writing to, the Dealer Manager as promptly as practicable (A) of the effectiveness of and any amendment to the Registration Statement, (B) of the receipt of any additional comments from the Commission, (C) of any request by the Commission for any further amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Common Shares or the Rights for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

iii.

The Company will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will give due consideration to not filing or to revising any such proposed amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably and timely object.

iv.

The Company will, without charge, deliver to the Dealer Manager, as soon as practicable, a copy of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith

(with it being understood that the availability of such filing and any amendment via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) shall satisfy such requirement).
v.

The Company will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

vi.

If any event shall occur during the term of the Offer (as extended) or any later period when the Prospectus is required to be delivered under the Securities Act, as a result of which it is necessary or appropriate to amend or supplement the Registration Statement or the Prospectus (or other Offering Materials) in order to make the Prospectus (or other Offering Materials) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Effective Date Shareholder, the Company will forthwith amend or supplement the Prospectus by preparing for filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in a manner consistent with Section 4(a)(iii) above), at the Company's expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus (or such other Offering Materials) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Offering Materials) is delivered to a Effective Date Shareholder, not misleading; provided that if the amendment or supplement is required as a result of a misstatement in or arising from the information contained in and in conformity with the information furnished in writing by or on behalf of the Dealer Manager expressly for use in the Prospectus, the Company may deliver such amendment or supplement to the Dealer Manager at a reasonable charge to the Dealer Manager not to exceed the actual cost thereof to the Company.

vii.	The Company will endeavor, in cooperation with the Dealer Manager and its counsel, to confirm that the Rights and the

Common Shares are not required to be qualified for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate.

viii.

The Company will make generally available to its security holders as soon as practicable, but no later than 60 days after the end of the Company's fiscal semi-annual or fiscal year-end period covered thereby, an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Rules and Regulations of the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.

ix.	The Company will use the net proceeds from the Offer as set forth under “Use of Proceeds” in the Prospectus.
x.	The Company will use its best efforts to cause the Common Shares to be duly authorized for trading on the OTCQX Marketplace.
xi.

The Company will advise or cause the Subscription Agent to advise the Dealer Manager from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses (to the extent permitted by applicable law) of all Effective Date Shareholders exercising Rights, the total number of Rights exercised by each Effective Date Shareholder (to the extent permitted by applicable law) during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Common Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and as to such other information as the Dealer Manager may reasonably request.

b.

The Company shall not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights or the Common  Shares.

c.

The use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Company agrees to notify the Dealer Manager within a reasonable time prior to such use.

5.	Payment of Expenses.
a.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Common Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Company's counsel (including the fees and disbursements of local counsel) and independent registered public accounting firm and that of the GRSA Entities as such term is defined in the Prospectus, (iv) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred with respect to filing with FINRA, (vi) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, including all reasonable out-ofpocket fees and expenses, if any, incurred by the Dealer Manager and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, and  the fees and expenses incurred with respect to the Subscription Agent and the Information Agent. The Company agrees to pay the foregoing expenses whether or not the transactions contemplated under this Agreement are consummated.

b.	Except as otherwise provided herein, each party shall bear its own costs and expenses.
6.

Conditions of the Dealer Manager's Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the respective representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to the following further conditions:

a.

The Registration Statement shall remain effective on the Effective Date through the Expiration Date; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424 under the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Dealer Manager, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).
b.

On the Representation Date, the Dealer Manager shall have received the opinion, dated the Representation Date, of Crowell & Moring LLP, counsel for the Company, substantially in the form of Schedule A to this Agreement and Crowell and Moring LLP shall confirm on the Expiration Date that such opinion remains valid as of the Expiration Date.

c.

The Company shall have furnished to the Dealer Manager a certificate of the Company, signed by the President, the Treasurer, the Assistant Treasurer, the Secretary, the Assistant Secretary or a Vice President of the Company, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of the signer's knowledge:

i.

the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be (except that references to the Registration Statement or Prospectus shall be to such documents as they may have been amended or supplemented at the date of such certificate), with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Company has complied in all material respects with its obligations hereunder and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

ii.	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and
iii.

since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

d.

Squar, Milner, Peterson, Miranda & Williamson, LLP and Ernst & Young LLP shall have furnished to the Dealer Manager letters, dated the Representation Date, substantially in the form of Schedule B-1 and Schedule B-2 to this Agreement and bringdown letters in customary form, dated the Expiration Date.
e.

On the Representation Date, the Dealer Manager shall have received the opinion, dated the Representation Date, of Blank Rome LLP, tax counsel for the Company, substantially in the form of Schedule C to this Agreement and Blank Rome LLP shall confirm on the Expiration Date that such opinion remains valid as of the Expiration Date.

7.	Indemnity and Contribution.
a.

The Company will indemnify and hold harmless the Dealer Manager, the directors and officers, employees and selling agents of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Dealer Manager or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that, with respect to clauses (i), (ii) and (iii) above, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Dealer Manager specifically for use with reference to the Dealer Manager therein; and

b.

The Company will reimburse the Dealer Manager, the Dealer Manager’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Dealer Manager or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Offer, whether or not the Dealer Manager or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Dealer Manager was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Dealer Manager will promptly return all sums that had been advanced pursuant hereto.

c.

The Dealer Manager will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Dealer Manager will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Dealer Manager specifically for use with reference to the Dealer Manager therein.

d.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a), (b) or (c) hereof shall be available to any party who shall fail to give notice as provided in this sub-section (d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b), or (c) hereof.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of one counsel retained by the indemnified parties in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate after consultation with such counsel due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by the Dealer Manager in the case of parties indemnified pursuant to Section 7(a) or (b) hereof and by the Company in the case of parties indemnified pursuant to Section 7(c) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

e.

To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b), or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager on the other from the Offer.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company on the one hand and the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Dealer Manager on the other shall be deemed to be in the same proportion as the net proceeds from the Offer (before deducting expenses) received by the Company bear to the total fees received by the Dealer Manager, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Dealer Manager on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Dealer Manager agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(e), (i) the Dealer Manager shall not be required to contribute any amount in excess of the fees received by the Dealer Manager hereunder and  (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

f.

The Company acknowledges that the statements under the caption “Plan of Distribution” in the Prospectus constitute the only information furnished in writing to the Company by the Dealer Manager expressly for use in such document.

8.

Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Common Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9.	Termination of Agreement.
a.

This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Company prior to the Expiration Date, if prior to such time any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Dealer Manager’s judgment, materially impair the investment quality of the Common Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE MKT exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Dealer Manager’s opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York

State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization  that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Common Shares by the OTCQX Marketplace, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Dealer Manager’s opinion has a material adverse effect on the securities markets in the United States

b.	If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.
10.

Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Dealer Manager, to B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA  90025, fax: (310) 966-1448; if to the Company, to Signature Group Holdings, Inc., 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, Attention: W. Christopher Manderson, Esq., fax: (805) 823-1737, with a copy to Crowell & Moring LLP, 275 Battery Street, 23rd Floor, San Francisco, California 94111, Attention: Murray A. Indick; fax: (415) 986-2827.

11.

Successors. This Agreement has been and is made solely for the benefit of the Dealer Manager and the Company and its successors, executors, administrators, heirs and permitted assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchase of any of the Common Shares from the Dealer Manager shall be deemed a successor or assign merely because of such purchase.

12.

Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.  The Dealer Manager and the Company waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as dealer manager or your role in connection herewith.

13.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Dealer Manager.

Very truly yours,

Signature Group Holdings, Inc.

By:	/s/ KYLE ROSS
	Name:	Kyle Ross
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

B. Riley & Co., LLC

By:	/s/ ALLISON PETCHENICK
	Name:	B. Riley
	Title:	Chief Compliance Officer